UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2018

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2018, the Board of Directors (the “Board’) of Heat Biologics, Inc. (the “Company”) awarded the executive officers of the Company (Jeffrey Wolf, Chief Executive Officer, Ann Rosar, Vice President of Finance, and Dr. Jeff Hutchins, Chief Scientific Officer and Chief Operating Officer) annual cash performance bonuses for 2018 pursuant to the terms of their respective employment agreements with the Company. In addition, on January 1, 2019, the Board granted the following awards to the executive officers: (i) Mr. Wolf a one-time supplemental cash bonus equal to $208,576, as well as 800,000 shares of restricted stock and an option to purchase 800,000 shares of the Company’s common stock; (ii) Ms. Rosar a one-time cash supplemental bonus equal to $65,000, as well as 89,430 shares of restricted stock and an option to purchase 110,570 shares of the Company’s common stock and (iii) Dr. Hutchins a one-time supplemental cash bonus equal to $100,500, as well as 143,140 shares of restricted stock and an option to purchase 356,860 shares of the Company’s common stock. The shares of restricted stock and the shares underlying the option awards each vest as follows: 50% vest immediately, 30% vest on the one-year anniversary of the date of grant, 10% vest on the two-year anniversary of the date of grant and 10% vest on the three-year anniversary of the date of grant, subject to the officer’s continuous service to the Company on each applicable vesting date. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $1.06 per share.

In addition, on December 28, 2018, the Company approved an amendment, effective January 1, 2019, to its employment agreement with Dr. Hutchins to increase his cash performance bonus target from 25% of his base salary to 30% of his base salary. A copy of the amendment to Dr. Hutchins’ employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On January 1, 2019, the Board also awarded the following equity compensation to the non-executive members of the Board and its Committees: John K.A. Prendergast, Ph.D., the lead independent director, was awarded 300,000 shares of restricted common stock; John Monahan, Ph.D., was awarded an option to purchase 150,000 shares of common stock, and Edward B. Smith, III was awarded an option to purchase 150,000 shares of common stock. Each option issued to a non-executive member of the Board is exercisable for a period of ten years from the grant date and has an exercise price of $1.06 per share. The shares of restricted stock and the shares underlying the option awards vest as follows: 50% vest immediately, 30% vest on the one-year anniversary of the date of grant, 10% vest on the two-year anniversary of the date of grant and 10% vest on the three-year anniversary of the date of grant, subject to the director’s continuous service as a member of the Board on each applicable vesting date. The annual cash compensation for directors is to remain the same as it was for the prior year as disclosed in the Company’s 2018 proxy statement.

A copy of the Company’s form of restricted stock agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Heat Biologics, Inc. and Jeffrey T. Hutchins, effective as of January 1, 2019
10.2	Heat Biologics, Inc. Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2018	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Heat Biologics, Inc. and Jeffrey T. Hutchins, effective as of January 1, 2019
10.2	Heat Biologics, Inc. Form of Restricted Stock Agreement